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EXHIBIT 32

CERTIFICATION OF 10-Q REPORT
OF
CROWN MEDIA HOLDINGS, INC.
FOR THE QUARTER ENDED SEPTEMBER 30, 2003

1.
The undersigned are the Chief Executive Officer and the Chief Financial Officer of Crown Media Holdings, Inc. ("Crown Media Holdings"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-Q Report of Crown Media Holdings for the quarter ended September 30, 2003.

2.
We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Crown Media Holdings.

This Certification is executed as of November 10, 2003.

/s/ DAVID J. EVANS David J. Evans, President and Chief Executive Officer
/s/ WILLIAM J. ALIBER William J. Aliber, Executive Vice President and Chief Financial Officer

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  EXHIBIT 32